Exhibit 10.12
EXECUTION COPY

AMENDMENT NUMBER FIVE
to the
MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
dated as of March 25, 2011
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER FIVE (this “Amendment”) is made as of this 24th day of July, 2013, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 25, 2011 (as amended by that certain (i) Amendment and Waiver, dated as of February 17, 2012, (ii) Amendment Number One to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of February 29, 2012, (iii) Amendment Number Two to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 28, 2012, (iv) Amendment Number Three to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 24, 2012, and (v) Amendment Number Four to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 18, 2013, each by and between Purchaser and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Purchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of July 24, 2013 (the “Effective Date”), the Purchase Agreement is hereby amended as follows:

(a)Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “Custodial Agreement” in its entirety and replacing it with the following:

“Custodial Agreement” means each of the BNY Custodial Agreement and the DB Custodial Agreement.
(b)    Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “Custodian” in its entirety and replacing it with the following:

“Custodian” means The Bank of New York Mellon Trust Company, N.A. or Deutsche Bank National Trust Company (which, under the appropriate circumstances, may include Freddie

Mac as Custodian), as applicable, and its permitted successors under the Custodial Agreement.
(c)    Section 1 of the Purchase Agreement is hereby amended by adding the following defined terms in alphabetical order:

“BNY Custodial Agreement” means that certain Custodial Agreement, dated as of March 25, 2011, among Seller, Purchaser and The Bank of New York Mellon Trust Company, N.A., entered into in connection with this Agreement and the Master Repurchase Agreement, as the same may be amended, modified or supplemented from time to time.
“DB Custodial Agreement” means that certain Custodial Agreement, dated as of July 24, 2013, among Seller, Purchaser and Deutsche Bank National Trust Company, entered into in connection with this Agreement and the Master Repurchase Agreement, as the same may be amended, modified or supplemented from time to time.
(d)    Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “Request for Release of Documents” in its entirety and replacing it with the following:

“Request for Release of Documents” means the Request for Release of Documents set forth as Exhibit 15 to the BNY Custodial Agreement or Annex 5 of the DB Custodial Agreement, as applicable.
(e)    Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “Wire Instructions” in its entirety and replacing it with the following:

“Wire Instructions” means the wire instructions set forth opposite the name of the Warehouse Lender in a letter, in the form of Exhibit 18 to the BNY Custodial Agreement or Annex 20 to the DB Custodial Agreement, in each case executed by Seller and Custodian, receipt of which has been acknowledged by Agent.
(f)    Exhibit C of the Purchase Agreement is hereby amended by deleting clause (i) and replacing it with the following:

(i) the fully completed and executed Participation Certificate together with (A) the related Certified Mortgage Loan Trust Receipt (as defined in the BNY Custodial Agreement) or (B) the certifications of the Custodian pursuant to Section 2 of the DB Custodial Agreement;
(g)    Exhibit D of the Purchase Agreement is hereby amended by deleting the first paragraph and replacing it with the following:

Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in [the Custodial Agreement, dated as of March 25, 2011, among Barclays Bank PLC, Nationstar Mortgage LLC and Bank of New York Mellon Trust Company, N.A.] [the Custodial Agreement, dated as of July 24, 2013, among Barclays Bank PLC, Nationstar Mortgage LLC and Deutsche Bank National Trust Company].
(h)    Exhibit G of the Purchase Agreement is hereby amended by deleting clause 3(c) and replacing it with the following:

(c) [the Custodial Agreement (the “Custodial Agreement”), dated as of March 25, 2011, by and among Seller, the Purchaser and Bank of New York Mellon Trust Company, N.A.] [the Custodial Agreement (the “Custodial Agreement”), dated as of July 24, 2013, by and among Seller, the Purchaser and Deutsche Bank National Trust Company]; and
SECTION 2.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Purchase Agreement.

SECTION 3.    Limited Effect. Except as amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Purchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Purchase Agreement, any reference in any of such items to the Purchase Agreement being sufficient to refer to the Purchase Agreement as amended hereby.

SECTION 4.    Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, (ii) no default or event of default has occurred and is continuing under the Program Documents, and (iii) no Servicing Termination Event has occurred and is continuing under the Purchase Agreement.

SECTION 5.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 6.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By:    /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Director

NATIONSTAR MORTGAGE LLC,
Seller

By:    /s/ Ellen Coleman
Name: Ellen Coleman
Title: EVP, Treasurer